POWER OF ATTORNEY

                          EDAC TECHNOLOGIES CORPORATION


         The undersigned, a director, officer and/or stockholder of Edac Technologies Corporation, a Wisconsin corporation (the "Company"), who is subject to the reporting requirements of section 16(a) of the Securities Exchange Act of 1934, does hereby constitute and appoint Glenn L. Purple and Edward J. Samorajczyk, Jr., and each of them, each with full power to act without the other and with full power of substitution and resubstitution, as attorneys or attorney to sign and file in his or her name, place and stead, in any and all capacities, a Form 4, Form 5 or any successor form for reporting the undersigned's transactions in and holdings of the Company's equity securities for purposes of section 16(a) of the Exchange Act, and any and all other documents to be filed with the Securities and Exchange Commission pertaining to or relating to such forms, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

         Executed as of March 4, 2003.

                                             /s/ Stephen J. Raffay
                                             -----------------------------------
                                             Stephen J. Raffay